                                                                       FORM 10-Q

                                                                      EXHIBIT 11




                               HICKOK INCORPORATED
             STATEMENT RE: COMPUTATION OF PER COMMON SHARE EARNINGS

                                                Three Months Ended                    Six Months Ended
                                                   March 31,                                March 31,
                                            --------------------------           ----------------------------
                                              2000              1999                 2000             1999
                                            ---------         ---------           ---------         ---------
PRIMARY
-------
Average shares outstanding                  1,199,750         1,199,750           1,199,750         1,199,080

Net effect of dilutive
     stock options - based
     on the treasury stock
     method using average
     market price                               -   *             -   *               6,929             -   *
                                            ---------         ---------           ---------         ---------
         Total Shares                       1,199,750         1,199,750           1,206,679         1,199,080
                                            ---------         ---------           ---------         ---------
Net Income (Loss)                           $(174,447)        $(225,808)          $  51,944         $(472,882)
                                            =========         =========           =========         =========
         Per Share                          $    (.15)        $    (.18)          $     .04         $    (.39)
                                            =========         =========           =========         =========

FULLY DILUTED
-------------
Average shares outstanding                  1,199,750         1,199,750           1,199,750         1,199,080

Net effect of dilutive
     stock options - based
     on the treasury stock
     method using year-end
     market price, if
     higher than average
     market price                               -   *             -   *               6,929             -   *
                                            ---------         ---------           ---------         ---------
         Total Shares                       1,199,750         1,199,750           1,206,679         1,199,080
                                            ---------         ---------           ---------         ---------
Net Income (Loss)                           $(174,447)        $(225,808)          $  51,944         $(472,882)
                                            =========         =========           =========         =========
         Per Share                          $    (.15)        $    (.18)          $     .04         $    (.39)
                                            =========         =========           =========         =========


*Net effect of stock options was antidilutive for the period.